                                                                    Exhibit 16.2
Letter re Change in Accountants
Previously filed on Form 8-K


                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                   FORM 8-K



                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the

                        Securities Exchange Act of 1934


                     Date of report:     February 5, 1999


                                  HALIS, INC.
                               ----------------
                           Exact Name of Registrant

             9040 Roswell Road, Suite 470, Atlanta, Georgia  30350
             -----------------------------------------------------
                    Address of Principal Executive Offices


                                (770) 641-5555
                        ------------------------------
                         Registrant's Telephone Number



             Georgia                 0-16288            58-1366235
          -----------------------------------------------------------
             (State of             (Commission        (IRS Employer
           Incorporation)          File Number)    Identification No.)


                           Former Name/Address:  N/A

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On February 1, 1999, HALIS, Inc. (the "Company") dismissed its independent auditors, Arthur Andersen, LLP, and on the same date authorized the engagement of Tauber & Balser, P.C. as its independent auditors for the fiscal year ended December 31, 1998. Tauber & Balser, P.C. was formally engaged by the Company on February 1, 1999. Each of these actions were approved by the Board of Directors of the Company. The Board of Directors concluded that it would be more economical to use a regional firm, such as Tauber & Balser, P.C. to perform its audit for the current fiscal year.

     Arthur Andersen, LLP audited the financial statements for the Company for the fiscal year ended December 31, 1997. The report of Arthur Andersen on the financial statements of the Company for the fiscal year ended December 31, 1997 contained an additional paragraph which modified the report to emphasize that Arthur Andersen believed there was substantial doubt about the Company's ability to continue as a going concern. Except as set forth in the preceding sentence, the report on that audit did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified as to uncertainty, audit scope, and accounting principles. Prior to Arthur Andersen LLP, the Company employed Habif, Arogeti & Wynne, P.C. as its independent auditor for its fiscal year ended December 31,1996. The circumstances surrounding the replacement of Habif, Arogeti & Wynne, P.C. with Arthur Andersen, LLP was previously reported by the Company in its Form 8-K filed January 5, 1998.

     In connection with the audit of the fiscal year ended December 31, 1997 and for the unaudited interim period through February 1, 1999, there were no disagreements with Arthur Andersen, LLP on any matter of accounting principle or practice, financial statement disclosure, or audit procedure or scope. Additionally, Arthur Andersen, LLP did not advise the Company that (i) the internal controls necessary for the Company to develop reliable financial statements did not exist; (ii) information had come to its attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management;
(iii) there existed a need to expand significantly the scope of its audit, or that information had come to the attention of Arthur Andersen, LLP during the fiscal periods, that if further investigated may (a) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (b) cause Arthur Andersen, LLP to be unwilling to rely on management's representations or be associated with the Company's financial statements, and due to the dismissal of Arthur Andersen, LLP did not so expand the scope of its audit or conduct such further investigation; or (iv) information had come to the attention of Arthur Andersen, LLP that it concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements, or (b) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the satisfaction of Arthur Andersen, LLP would prevent it from rendering an unqualified audit report on those financial statements), and due to the dismissal of Arthur Andersen, LLP, the issue has not been resolved to the satisfaction of Arthur Andersen, LLP prior to its dismissal.

     Further, during the fiscal year ended December 31, 1997 and the unaudited interim period through February 1, 1999, neither the Company nor any of its representatives sought the advice of Tauber & Balser, P.C. regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements.

     The Company has requested that Arthur Andersen, LLP furnish it with a letter addressed to the Securities & Exchange Commission stating whether it agrees with the above statements. A copy of Arthur Andersen, LLP's letter to the Securities & Exchange Commission is filed as Exhibit 16.1 to this Form 8-K.

ITEM 7.   EXHIBITS.

(c)  Exhibits:


The following exhibits are filed herewith:

16.1 - Letter re: Change in Certifying Accountant.


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            HALIS, INC.


                                            By:  /s/ Paul W. Harrison
                                            -------------------------------
                                             Paul W. Harrison, Chairman and
                                             President
                                             Dated: February 5, 1999

                                 EXHIBIT INDEX

Exhibit No     Description of Exhibit
----------     ----------------------

  16.1         Letter regarding change in certifying accountant

                                 Exhibit 16.1


                      [Letterhead of Arthur Andersen LLP]



February 5, 1999


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated February 5, 1999 of HALIS, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Anderson
Arthur Andersen, LLP